Exhibit 8.1

Significant Subsidiaries

Buhrmann NV is the parent company of a group of companies (the Group). The significant subsidiaries of the Group as at 31 December 2006 are listed below. The equity interest of Buhrmann in these subsidiaries is 100% unless stated otherwise. The full list containing the information referred to in article 379 and 414 of book 2 of the Dutch civil code is filed at the office of the Chamber of Commerce in Amsterdam. The addresses of these companies can be viewed on our website: www.buhrmann.com.

Office Products North America

Division headquarters in Denver, CO, USA

Corporate Express, Inc. - Broomfield, CO, USA

Corporate Express Canada, Inc.  - Regional Headquarters in Mississauga, ON, Canada

Corporate Express Imaging and Computer Graphic Supplies - Deerfield Beach, FL, USA

Corporate Express Document & Print Management, Inc. - Omaha, NE, USA

Corporate Express Promotional Marketing, Inc. - St. Louis, MO, USA

Office Products Europe

Division headquarters in Amsterdam, the Netherlands

Corporate Express Europe BV - Amsterdam, the Netherlands

Corporate Express Europe Import BV - Amsterdam, the Netherlands

Corporate Express GmbH & Co - Wels, Austria

Corporate Express Belgium NV- Wemmel (Brussels) , Belgium

Corporate Express France SAS - Bondoufle (Paris), France

Corporate Express Deutschland GmbH & Co. Vertriebs KG - Stuttgart, Germany

Corporate Express Hungaria Kereskedelmi Kft - Budapest, Hungary

Corporate Express (Ireland) Ltd - Dublin, Ireland

Corporate Express SpA - Cusago (Milan), Italy

Corporate Express Luxembourg Sarl- Howald (Hesperange), Luxembourg

Corporate Express Nederland - Almere, the Netherlands

Andvord Tybring-Gjedde ASA- Oslo, Norway

Corporate Express Polska Sp.zoo - Gdynia, Poland

Corporate Express Svenska AB - Borås (Goteborg), Sweden

TG Skrivab AB - Växjö, Sweden

Corporate Express España SA  - Madrid, Spain

Corporate Express UK Ltd - Birmingham, United Kingdom

Office Products Australia

Division headquarters in Sydney, Australia

Corporate Express Australia Ltd (53.5%) - Rosebery, Sydney, NSW, Australia
Corporate Express New Zealand Ltd (53.5%) - Auckland, New Zealand

ASAP Software

ASAP Software Express, Inc. - Buffalo Grove, IL, USA

ASAP Software SAS - St. Ouen (France)

Graphic Systems (including Veenman Group)

Division headquarters in Amsterdam, the Netherlands

Plantin NV - Brussels (Evere), Belgium

BTI-Hellas AEE - Metamorphosis (Athens), Greece

Macchingraf SpA - Ospiate di Bollate (Milan), Italy

Tetterode-Nederland BV - Amsterdam, the Netherlands

Maquinaria Artes Gráficas Hartmann, SA - Cornellà de Llobregat (Barcelona), Spain

Veenman BV - Capelle a/d IJssel (Rotterdam), the Netherlands

Veenman Deutschland GmbH- Stuttgart, Germany

Other

Buhrmann International BV - Amsterdam, the Netherlands

Buhrmann Nederland Holding BV - Amsterdam, the Netherlands

Buhrmann Shared Service Center (Europe) NV - Hasselt, Belgium

Buhrmann Silver SA - Luxembourg

Buhrmann Silver Europe BV - Amsterdam, the Netherlands

Buhrmann Silver Financing - LLC - Delaware, USA

Buhrmann Silver US, LLC - Delaware, USA

Buhrmann US, Inc. - Broomfield, CO, USA